Exhibit 99.1

Cirrus Logic Reports Fiscal Third Quarter Revenue of $95.6 Million, Up 47 Percent Year-Over-Year

Company Expects Fourth Quarter Revenue of $88 Million to $94 Million

AUSTIN, Texas--(BUSINESS WIRE)--January 27, 2011--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the third quarter of fiscal year 2011, which ended Dec. 25, 2010.

Revenue for the quarter was $95.6 million, up 47 percent compared to the same quarter a year ago, and down five percent sequentially from the previous quarter. Gross margin for the quarter was 55 percent, up slightly from 54 percent in the third quarter a year ago, and down slightly from 56 percent for the previous quarter.

Total GAAP operating expenses for the quarter were approximately $29.4 million, compared to $27.7 million in the previous quarter. Non-GAAP operating expenses for the quarter were approximately $28.0 million compared to $27.6 million in the previous quarter.

Income from operations on a GAAP basis was approximately $23.1 million, representing an operating margin of 24 percent. Income from operations on a non-GAAP basis was $24.5 million, representing a non-GAAP operating margin of 26 percent

GAAP net income for the quarter was approximately $24.6 million, or $0.34 per share, based on 71.7 million average diluted shares outstanding. Non-GAAP net income was $24.2 million, or $0.34 per diluted share.

A reconciliation of the non-GAAP charges is included in a table below.

“Revenue from portable audio products exceeded our expectations, helping to drive overall Q3 revenue growth of 47 percent year over year,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “Looking at both the fourth quarter and the next fiscal year, we believe we will continue to grow revenue at a faster rate than the semiconductor industry as a whole. With the production ramps continuing this next year in portable audio, new design wins in other audio markets, and ongoing design activity with our strategic energy initiatives, we are very excited about the opportunities ahead.”

Outlook for Fourth Quarter FY 2011 (ending Mar. 26, 2011):

  Revenue is expected to range between $88 million and $94 million;
  Gross margin is expected to be between 54 percent and 56 percent; and
  Combined R&D and SG&A expenses are expected to range between $31 million and $33 million, which include approximately $2.5 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Other Highlights and Company News

  The company repurchased and retired approximately 1.76 million shares during the quarter, at an average price of $12.94, while cash and cash equivalents grew by approximately $8 million during the quarter.
  Total employee headcount during the quarter increased to 549 employees, a net increase of 15 employees.
  In January, the company began construction on its new headquarters facility at 800 W. Sixth Street in downtown Austin that is expected to be completed in the summer of 2012.
  Thurman Case, chief financial officer, will be presenting at the Stifel Nicolaus Technology Conference in San Francisco on February 11, at 11:00 a.m. ET. A live webcast will be available in the investor relations section of cirrus website.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the third quarter fiscal year 2011, on January 27, at 10:30 a.m. ET. The conference call will be simulcast over the internet in the investor relations section of the company website at http://investor.cirrus.com. A replay of the conference call will be available on the website listed above beginning one hour following the completion of the call, or by calling (303) 590-3030, or toll-free at (800) 406-7325 (Access Code: 4398706).

Shareholders who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP operating expenses, non-GAAP net income, non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2011 revenue, our future growth rate, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2011, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; and the risk factors listed in our Form 10-K for the year ended March 27, 2010, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	Dec. 25,	Sep. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2010	2010	2009	2010	2009
	Q3'11	Q2'11	Q3'10	Q3'11	Q3'10
Audio products	$72,716	$71,171	$47,063	$197,875	$113,121
Energy products	22,909	29,427	18,099	80,263	45,229
Net revenue	95,625	100,598	65,162	278,138	158,350
Cost of sales	43,163	43,818	30,276	122,161	74,903
Gross Profit	52,462	56,780	34,886	155,977	83,447

Operating expenses:
Research and development	16,348	15,450	12,834	46,890	37,697
Selling, general and administrative	13,431	15,372	11,428	42,814	33,245
Restructuring and other costs, net	(395)	401	86	6	(79)
Charge (proceeds) from non-marketable securities	-	500	(500)	500	(500)
Provision for (proceeds from) litigation expenses and settlements	(30)	-	135	105	(2,610)
Patent purchase agreement, net	-	(4,000)	-	(4,000)	(1,400)
Total operating expenses	29,354	27,723	23,983	86,315	66,353

Operating income	23,108	29,057	10,903	69,662	17,094

Interest income, net	212	233	269	673	1,108
Other expense, net	(31)	(14)	(7)	(13)	(46)
Income before income taxes	23,289	29,276	11,165	70,322	18,156
Provision (benefit) for income taxes	(1,332)	(1,598)	110	(2,775)	116
Net income	$24,621	$30,874	$11,055	$73,097	$18,040

Basic income per share:	$0.36	$0.45	$0.17	$1.08	$0.28
Diluted income per share:	$0.34	$0.42	$0.17	$1.02	$0.28

Weighted average number of shares:
Basic	68,074	68,513	65,302	67,731	65,279
Diluted	71,695	72,878	65,632	71,868	65,452

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Dec. 25,	Mar. 27,	Dec. 26,
	2010	2010	2009
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$28,491	$16,109	$24,831
Restricted investments	5,755	5,855	5,755
Marketable securities	156,052	85,384	77,636
Accounts receivable, net	37,266	23,963	25,131
Inventories	40,196	35,396	30,408
Other current assets	22,612	18,148	6,318
Total Current Assets	290,372	184,855	170,079

Long-term marketable securities	-	34,278	25,235
Property and equipment, net	32,919	18,674	18,499
Intangibles, net	20,688	21,896	22,654
Goodwill	6,027	6,027	6,027
Other assets	1,978	1,880	1,906
Total Assets	$351,984	$267,610	$244,400

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$25,371	$20,340	$25,172
Accrued salaries and benefits	9,509	9,962	7,609
Other accrued liabilities	5,034	5,100	5,047
Deferred income on shipments to distributors	7,108	6,488	4,033
Total Current Liabilities	47,022	41,890	41,861

Long-term restructuring accrual	179	596	492
Other long-term obligations	6,113	6,523	6,555

Stockholders' equity:
Capital stock	982,610	952,803	950,023
Accumulated deficit	(683,220)	(733,553)	(753,911)
Accumulated other comprehensive loss	(720)	(649)	(620)
Total Stockholders' Equity	298,670	218,601	195,492
Total Liabilities and Stockholders' Equity	$351,984	$267,610	$244,400

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended

	Dec. 25,	Sep. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2010	2010	2009	2010	2009
Net Income Reconciliation	Q3'11	Q2'11	Q3'10	Q3'11	Q3'10
GAAP Net Income	$24,621	$30,874	$11,055	$73,097	$18,040
Amortization of acquisition intangibles	353	353	404	1,076	1,212
Stock based compensation expense	1,467	3,025	1,397	5,848	4,133
Facility Related adjustments	-	(100)	(375)	(96)	(397)
International sales reorganization charges	-	-	-	790	-
Provision for (proceeds from) litigation expenses and settlements	(30)	-	135	105	(2,610)
Restructuring and other costs, net	(395)	401	86	6	(79)
Charge (proceeds) from non-marketable securities	-	500	(500)	500	(500)
Patent purchase agreement, net	-	(4,000)	-	(4,000)	(1,400)
Provision (benefit) for income taxes	(1,847)	(2,229)	-	(4,076)	-
Non-GAAP Net Income	$24,169	$28,824	$12,202	$73,250	$18,399

Earnings Per Share Reconciliation
GAAP Diluted income per share	$0.34	$0.42	$0.17	$1.02	$0.28
Effect of Amortization of acquisition intangibles	-	-	0.01	0.02	0.02
Effect of Stock based compensation expense	0.02	0.04	0.02	0.08	0.06
Effect of Facility Related adjustments	-	-	-	-	(0.01)
Effect of International sales reorganization charges	-	-	-	0.01	-
Effect of Provision for (proceeds from) litigation expenses and settlements	-	-	-	-	(0.04)
Effect of Restructuring and other costs, net	-	0.01	-	-	-
Effect of Charge (proceeds) from non-marketable securities	-	0.01	(0.01)	0.01	(0.01)
Effect of Patent purchase agreement, net	-	(0.05)	-	(0.06)	(0.02)
Effect of Provision (benefit) for income taxes	(0.02)	(0.03)	-	(0.06)	-

Non-GAAP Diluted income per share	$0.34	$0.40	$0.19	$1.02	$0.28

Operating Income Reconciliation
GAAP Operating Income (Loss)	$23,108	$29,057	$10,903	$69,662	$17,094
GAAP Operating Margin	24%	29%	17%	25%	11%
Amortization of acquisition intangibles	353	353	404	1,076	1,212
Stock compensation expense - COGS	46	64	55	165	150
Stock compensation expense - R&D	579	617	438	1,717	1,380
Stock compensation expense - SG&A	842	2,344	904	3,966	2,603
Facility Related adjustments	-	(100)	(375)	(96)	(397)
International sales reorganization charges	-	-	-	790	-
Provision for (proceeds from) litigation expenses and settlements	(30)	-	135	105	(2,610)
Restructuring and other costs, net	(395)	401	86	6	(79)
Charge (proceeds) from non-marketable securities	-	500	(500)	500	(500)
Patent purchase agreement, net	-	(4,000)	-	(4,000)	(1,400)
Non-GAAP Operating Income (Loss)	$24,503	$29,236	$12,050	$73,891	$17,453
Non-GAAP Operating Margin	26%	29%	18%	27%	11%

Operating Expense Reconciliation
GAAP Operating Expenses	$29,354	$27,723	$23,983	$86,315	$66,353
Amortization of acquisition intangibles	(353)	(353)	(404)	(1,076)	(1,212)
Stock compensation expense - R&D	(579)	(617)	(438)	(1,717)	(1,380)
Stock compensation expense - SG&A	(842)	(2,344)	(904)	(3,966)	(2,603)
Facility Related adjustments	-	100	375	96	397
International sales reorganization charges	-	-	-	(790)	-
Provision for (proceeds from) litigation expenses and settlements	30	-	(135)	(105)	2,610
Restructuring and other costs, net	395	(401)	(86)	(6)	79
Charge (proceeds) from non-marketable securities	-	(500)	500	(500)	500
Patent purchase agreement, net	-	4,000	-	4,000	1,400
Non-GAAP Operating Expenses	$28,005	$27,608	$22,891	$82,251	$66,144

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com